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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors, Imaging Technologies Corporation

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (No.'s 2-93993, 33-25980, 33-41396, 33-57372, 33-86262, 33-86376 333-00871, 333-00873 and 333-00879) of Imaging
Technologies Corporation of our report dated October 5, 1998 appearing in the June 30, 1998 Annual Report, of this Form 10-K.

BOROS & FARRINGTON APC
SAN DIEGO, CALIFORNIA

October 13, 1998